Exhibit 99.1

Mitesco Engages MZ Group to Lead Strategic Investor Relations and Shareholder Communication Program

MINNEAPOLIS, MN, April 1, 2021 -- Mitesco, Inc. (OTCQB: MITI), (or the “Company”), a leading operator of wellness clinics that combines technology and customized personal care plans, has engaged international investor relations specialists MZ Group (“MZ”) to lead a comprehensive strategic investor relations and financial communications program across all key markets.

MZ Group will work closely with Mitesco management to develop and implement a comprehensive investor relations and shareholder communication program designed to increase the Company’s visibility throughout the investment community. The campaign will highlight how Mitesco is building a network of health clinics and telehealth services utilizing nurse practitioners as the primary provider who deliver personalized care focused on whole-body wellness and prevention. The Company has opened its initial primary care clinic, The Good Clinic in Northeast, Minneapolis and has plans to open an additional 5 to 7 clinics this year.

Brooks Hamilton, Senior Vice President at MZ North America, will advise Mitesco in all facets of corporate and financial communications, including the coordination of investment conferences across key cities and building brand awareness with financial media outlets. MZ has developed a distinguished reputation as a premier resource for institutional investors, brokers, analysts and private investors.

Greg Falesnik, CEO of MZ Group North America, commented: “The current healthcare model is oriented toward transactions for sick patients, however, we’re increasingly seeing a shortage of primary care services. Today’s healthcare model is heavily focused on treating disease, rather than creating a whole-person wellness plan to promote health. New telehealth options only reinforce this model, with episodic visits from providers that only focus on addressing the health issue at hand. Even with the rise in consumer devices and apps to track health, the data generated from them are often not incorporated into a person’s health plan. Mitesco and The Good Clinic have introduced an innovative direct-to-consumer model, incorporating physical locations and a continuous care plan from nurse practitioners that is jointly developed based on wellness, prevention and the client’s health goals. This model is able to create superior patient outcomes with the advantage of lower facility and labor costs and higher revenue from increased visits. We find the valuation disconnect at Mitesco to be a unique opportunity for investors and look forward to sharing this with our network of institutional investors and family offices.”

Brooks Hamilton, added: “Mitesco’s unique healthcare model has gained rapid adoption at its initial location, and the Company is planning to open an additional 5 to 7 clinics across Minnesota and Colorado in the near-term. Patients are quickly appreciating the convenient, personalized care plan with a science-based approach that uses analytics, psychology, activation, biometrics, physiology and genetics to create a holistic plan based on prevention and wellness. Using nurse practitioners to provide this care results in a 40% labor cost advantage. And incorporating telehealth into the model provides convenient, faster, additional care that consumers appreciate, at decreased costs.”

“We believe the Company is positioned to rapidly scale its business, and to achieve this goal, Mitesco has partnered with Lennar, one of the largest residential multifamily builders in the U.S. for its site develop plan. We look forward to working with management to communicate the immense value proposition we believe Mitesco encompasses,” concluded Hamilton.

“2021 is an important inflection point for Mitesco, as we are highly focused on our momentum in executing our development roadmap over the coming year as we implement our planned expansion of our clinics,” said Larry Diamond, CEO of Mitesco. “Our growth next year is expected to be driven by the launch of clinics across the country and targeted acquisition of existing primary care clinics. We are also highly focused on acquiring complementary technology businesses that can enhance revenue through the clinics, including telehealth and tele-monitoring, personal health apps, artificial Intelligence and predictive analytics, data and information management, behavioral health, and disruptive medical, diagnostic, and treatment technology. Looking ahead, we are aggressively qualifying our pipeline of targets and evaluating new potential clinic sites. We look forward to working with Greg, Brooks and the entire team at MZ Group to communicate the attractiveness of innovative health clinics to the broader investment community, building long-term value for our shareholders,” concluded Diamond.

For more information on Mitesco, please visit the Company’s investor relations website at www.mitescoinc.com. To schedule a conference call with management, please email your request to MITI@mzgroup.us or call Brooks Hamilton at 949-546-6326.

About MZ Group

MZ North America is the US division of MZ Group, a global leader in investor relations and corporate communications. MZ North America was founded in 1996 and provides full scale Investor Relations to both private and public companies across all industries. Supported by our exclusive one‐stop‐shop approach, MZ works with top management to support the clients' business strategy in six integrated product and service categories: 1) IR Consulting & Outreach – full service investor relations and roadshow services; 2) ESG iQ & Advisory – reporting technology platform and audit and reporting guidance; 3) SPAC Alpha IR+ & IPO Advisory – providing critical and timely guidance through business combinations and IPOs; 4) Financial & Social Media – lead generation and social media relations; 5) Market Intelligence – real time ownership monitoring; 6) Technology Solutions – webhosting, webcasting, conference calls, distribution services and board portals. MZ North America has a global footprint with offices located in New York, Chicago, San Diego, Aliso Viejo, Austin, Minneapolis, Taipei and São Paulo.

About Mitesco, Inc.

Mitesco, Inc. (OTCQB: MITI) is a public, development stage company whose mission is to acquire and implement technologies and services to improve the quality of care, reduce cost, and enhance consumer convenience. We are focused on developing a portfolio of companies that provide healthcare technology solutions and the team is adept at deal structures supportive of long term organizational value. The holding company structure facilitates profitable growth and enables acquired business to focus on scale. The MITI portfolio of companies will apply leading-edge solutions that emphasize stakeholder value and are based upon sector trends. For more information please visit www.mitescoinc.com.

Our Operations and Subsidiaries: The Good Clinic, LLC, and Acelerar Healthcare Holdings, LTD.

The Good Clinic, LLC (www.thegoodclinic.com) is a wholly owned subsidiary of Mitesco N.A. LLC, the holding company for North American operations. The Good Clinic plans to build out a network of clinics using the latest telehealth technology with the nurse practitioner operating as its primary healthcare provider. It will begin in Minneapolis and plans to expand nationwide. Today, 23 states facilitate nurse practitioners practicing to the full scope of their skills and training. The executive team at The Good Clinic™ includes several of the key executives who brought Minute Clinic (previously known as Quickmedix) to scale, which was acquired by CVS for $170 million in 2006.

Acelerar Healthcare Holdings, LTD. is the Company’s wholly owned, Dublin, Ireland-based entity for its future European operations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than the statement of historical fact contained in this press release are forward-looking statements. In some case, forward-looking statements can be identified by terminology such as "anticipate," "believe," "can," "continue," "could," "estimate, "expect," "intend," "may," "plan," "potential," "predict," "project," "should," or "will" or the negative of these terms or other comparable terminology and include statements regarding plans to open an additional 5 to 7 clinics this year, the Company being positioned to rapidly scale its business with its initial clinic location now open, expecting definitive agreements for at least three more locations shortly, plans for targeted acquisitions of existing primary care clinics, acquiring complementary technology businesses that can enhance revenue through the clinics, including telehealth and tele-monitoring, personal health apps, artificial Intelligence and predictive analytics, data and information management, behavioral health, and disruptive medical, diagnostic, and treatment technology and building long-term value for our shareholders. These forward-looking statements are based on expectations and assumptions as of the date of the press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company ‘s ability to open an additional 5 to 7 clinics this year as planned, the Company’s ability to rapidly scale its business, the Company’s ability to conclude definitive agreements for three more locations shortly, the Company’s ability to effect targeted acquisitions of existing primary care clinics, the Company’s ability to acquire complementary technology businesses that can enhance revenue through the clinics, the Company’s ability to build long-term value for our shareholders and the other risk factors discussed in Mitesco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, and subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Investor Relations Contact:
Brooks Hamilton
MZ Group – MZ North America
(949) 546-6326
MITI@mzgroup.us